Exhibit 10.2

SCHEDULE OF MANAGEMENT PARTIES

Parties to current form of management agreement – filed as exhibit 10.5 to Form 10-K for the year ended December 31, 2005:

Name	Title
Rex L. Carter	Sr. Vice President, Operations
Steven M. Coopersmith	Vice President, Global Marketing
Thomas J. Dybsky	Vice President, Administration
Andrew J. Eckert	Vice President, North American Sales
Mark J. Fleigle	Vice President, Research and Development
Heidi M. Hoard	Vice President, General Counsel and Secretary
H. Chris Killingstad	President and Chief Executive Officer
Steven K. Weeks	Vice President, North America Field Operations
Thomas Paulson	Vice President and Chief Financial Officer

Parties to prior forms of management agreement – filed as Exhibit 10.5 to Form 10-Q for the quarter ended September 30, 2003:

Name	Title
Anthony Lenders	Vice President, Managing Director, Europe